Exhibit 99.1

PeerStream Announces Private Beta Launch of Backchannel, a Video Messaging App Focusing on Privacy and Security

Fully Decentralized Version Utilizing Blockchain Technology Expected to Launch in 2019

NEW YORK, NY, December 20, 2018 -- PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB:PEER), a global internet solutions provider driving adoption of emerging blockchain technologies, today announced that it has released the private beta launch of Backchannel, the Company’s video messaging app built to be powered by blockchain technology targeting privacy and security minded end users.

Accessible by invitation only, the BackChannel private beta release demos the live video communication experience of Backchannel and requires no personally identifiable information for sign-up. Future releases contemplated for 2019 will include integration with Peerstream Protocol (“PSP”), a multimedia communication technology with privacy and security features, that is also under development. Backchannel will be the first app to utilize PSP and build upon its decentralized media routing capabilities.

“This is a significant achievement in the trajectory of the Backchannel application. Privacy is continuing to be a growing concern for both consumers and businesses and digital-based messaging is primarily how people and enterprises connect today. This is a meaningful step towards ensuring those communications are resistant to censorship and reducing exposure to the sharing of sensitive information or Intellectual Property. Beyond using proven cryptographic methods, Backchannel will soon take advantage of our custom networking protocol, PSP, establishing secure and trusted routes within a decentralized Blockchain. This differentiating feature serves to obfuscate the identities and locations of Backchannel users, even to the network itself. We look forward to announcing the next release powered by PSP on the ProximaX Blockchain testnet within the next several months,” said Eric Sackowitz, Chief Technology Officer of PeerStream.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a global internet solutions provider pioneering the real-world adoption of emerging blockchain technologies by developing software, services and applications for corporate clients and consumers. The Company’s Business Solutions group is able to provide advisory and implementation services to enterprise clients to help them meet strategic objectives using blockchain technology. PeerStream also will be supporting clients’ transition to blockchain through license of proprietary software such as PeerStream Protocol (“PSP”), a protocol for decentralized multimedia communications and live video streaming currently in development. For nearly twenty years, the Company has built and continues to operate innovative consumer apps, including Paltalk, one of the largest live video social communities, and Backchannel, a blockchain-based secure video messaging app launched in private beta form in December 2018. PeerStream has a long history of technology innovation and holds 26 patents.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively market and generate revenue from our new business solutions unit; our ability to generate and maintain active subscribers and to maintain engagement with our user base; development and acceptance of blockchain technologies and the continuing growth of the blockchain industry; the intense competition in the industries in which our business operates and our ability to effectively compete with existing competitors and new market entrants; legal and regulatory requirements related to us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; risks related to our holdings of XPX tokens, including risks related to the volatility of the trading price of the XPX tokens and our ability to convert XPX tokens into fiat currency; our ability to develop functional new blockchain-based technologies that will be accepted by the marketplace, including PSP; our ability to obtain additional capital or financing to execute our business plan, including through offerings of debt, equity or initial coin offerings; our ability to develop, establish and maintain strong brands; the effects of current and future government regulation, including laws and regulations regarding the use of the internet, privacy and protection of user data and blockchain and cryptocurrency technologies; our ability to manage our partnerships and strategic alliances, including the resolution of any material disagreements and the ability of our partners to satisfy their obligations under these arrangements; our ability to effectively consummate one or more strategic alternatives with respect to our non-core properties; our reliance on our executive officers; and our ability to release new applications on schedule or at all, as well as our ability to improve upon existing applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.